Exhibit 5.1

HAYNES AND BOONE, LLP

July 5, 2017

PhaseRx, Inc.

410 W. Harrison Street

Suite 300

Seattle, WA 98119

Re:	PhaseRx, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to PhaseRx, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration of (i) 15,789,473 shares (the “Common Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) 15,000 shares (the “Preferred Shares”) of the Company’s Series A Convertible Preferred Stock of, par value $0.0001 per share (the “Preferred Stock”), which are convertible into an aggregate of 15,789,473 shares of Common Stock (the “Conversion Shares”), (iii) warrants (the “Offering Warrants”) to purchase up to an aggregate of 7,894,736 shares of Common Stock (the “Offering Warrant Shares”), and (iv) warrants (the “Placement Agent Warrants” and, together with the Offering Warrants, the “Warrants”) to purchase up to 1,263,158 shares of Common Stock (the “Placement Agent Warrant Shares” and, together with the Offering Warrant Shares, the “Warrant Shares”), pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), originally filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2017 (Registration No. 333-218872), as amended to date (the “Registration Statement”). The Common Shares, Preferred Shares, Conversion Shares, Warrants and Warrant Shares are referred to herein collectively as the “Securities.”

The opinion expressed herein is limited exclusively to (i) the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the laws of the State of New York, in each case as in effect on the date hereof, and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and the prospectus included therein (the “Prospectus”), and all exhibits thereto; (ii) the Company’s Certificate of Incorporation and any amendments to date certified by the Secretary of State of the State of Delaware; (iii) the Company’s By-laws and any amendments to date certified by the Secretary of the Company; (iv) the minutes and records of the corporate proceedings of the Company with respect to the authorization of the issuance of the Securities covered by the Registration Statement and related matters thereto; (v) the engagement letter, dated June 14, 2017, as amended to date, between the Company and H.C. Wainwright& Co., LLC, as placement agent (the “Engagement Letter”); (vi) the form of Offering Warrant and Placement Agent Warrant, (vii) the form of Certificate of Designation designating the rights and preferences of the Preferred Stock, (viii) the form of securities purchase agreement pursuant to which certain of the Securities are to be sold (together with the Engagement Letter, the

PhaseRx, Inc.

July 5, 2017

“Agreements”), (ix) the form of Common Stock certificate, and (x) such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials and representations of the Company in the Agreements.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the (1) Common Shares, the Preferred Shares and the Conversion Shares have been duly authorized and, in the case of the Conversion Shares, when issued in accordance with the terms of the Preferred Shares, will be validly issued, fully paid and non-assessable; (2) when issued by the Company in accordance with and in the manner described in the Prospectus, the Warrants will be legally binding obligations of the Company in accordance with their terms, except that with respect to the Warrants: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (3) the Warrant Shares have been duly authorized, and if, as and when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP